Cane & Company, LLC

Affiliated with O'Neill Ritchie Taylor Law Corporation
of Vancouver, British Columbia, Canada
                                                   ------------------
Michael A. Cane*         Stephen F.X. O'Neill**    Gary R. Henrie+
Leslie L. Kapusianyk**   Michael H. Taylor***      Preston R. Brewer++

Telephone:     (702) 312-6255
Facsimile:     (702) 312-6249
E-mail:        telelaw@msn.com

2300 West Sahara Avenue
Suite 500, Box 18
Las Vegas, Nevada 89102


April 27, 2001

Digitalpreviews.com, Inc.
7408 Comstock Circle
Salt Lake City, Utah  84121

Re:	Digitalpreviews.com, Inc.'s Registration Statement on Form SB-2

Ladies and Gentlemen:

We have acted as counsel for Digitalpreviews.com, Inc., a Nevada corporation (the "Company"), in connection with the preparation of the registration statement on Form SB-2 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the offering of certain shares of the Company's common stock.

In rendering the opinion set forth below, we have reviewed: (a) the Registration Statement and the exhibits attached thereto; (b) the Company's Articles of Incorporation; (c) the Company's Bylaws; (d) certain records of the Company's corporate proceedings as reflected in its minute books; and (e) such statutes, records and other documents as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof. In addition, we have made such other examinations of law and fact as we have deemed relevant in order to form a basis for the opinion hereinafter expressed.

Based upon the foregoing, we are of the opinion that the when issued and distributed to the purchasers thereof, the securities offered in the offering will be duly and validly issued and will be fully paid and nonassessable. This opinion is based on Nevada general corporate law.


Very truly yours,

CANE AND COMPANY, LLC


/s/ Michael Cane
----------------
Michael A. Cane, attorney and
Managing Member

    *Licensed Nevada, California, Washington and Hawaii State Bars; **British Columbia Bar only; ***Nevada and British Columbia Bars;
               +Utah Bar only;  ++California Bar only

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Digitalpreviews.com, Inc
April 27, 2001
Page 2


We hereby consent to the use of this opinion as an Exhibit to the Registration Statement and to all references to this Firm under the caption "Interests of Named Experts and Counsel" in the Registration Statement.

Very truly yours,

CANE AND COMPANY, LLC


/s/ Michael Cane
------------------
Michael A. Cane, attorney and
Managing Member